DCAP Group, Inc. 1158 Broadway Hewlett, NY 11557 Phone: (516) 374-7600 Fax: (516) 295-7216 ww.dcapgroup.com

News Release

IMMEDIATE

Investor Contact:
Barry B. Goldstein
DCAP Group, Inc.
(516) 374-7600

DCAP ANNOUNCES EFFECTIVENESS OF
REGISTRATION STATEMENT

Hewlett, New York—June 14, 2006—DCAP Group, Inc. (NASDAQ: DCAP), the largest chain of independent storefront insurance agencies in the Northeast, today announced that a registration statement filed for the benefit of certain securityholders, which covers the resale of 659,100 shares of common stock, has been declared effective by the Securities and Exchange Commission.

About DCAP Group
DCAP Group, Inc. owns and operates the largest chain of independent storefront insurance agencies in the Northeast. Through DCAP Insurance, Barry Scott Insurance, Atlantic Insurance Agency and Accurate Agency, DCAP Group provides automobile insurance (and to a lesser extent, motorcycle and homeowners), enhanced by complimentary premium financing capabilities, to retail customers in New York, New Jersey, and Pennsylvania. Other products include automobile club service for roadside emergencies and income tax preparation services. As of June 12, 2006, DCAP had 76 owned or franchised storefront locations.

Forward Looking Statements
Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. More information about these factors can be found in DCAP’s latest Annual Report filed with Securities and Exchange Commission under Form 10-KSB. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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